UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2015, West Marine, Inc. issued a press release announcing its consolidated financial results for the 14-week period (fourth quarter) ended January 3, 2015 and for the 53-week period ended January 3, 2015(“fiscal year 2014”). A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains financial measures not calculated in accordance with accounting principles, generally accepted in the United States(“GAAP”), including return on invested capital (“ROIC”). ROIC is defined as adjusted net income divided by average total capital. Net income is adjusted to exclude interest and fixed rent expense, as well as any one-time or unusual items, such as impairment charges and gains or losses on the sale of assets. The exclusions from net income are calculated on an after-tax basis. Total capital is calculated by adding total debt, operating leases capitalized at eight times annual rent expense and total stockholders’ equity, minus cash and cash equivalents. Management believes that ROIC is a meaningful measure of its efficient and effective use of capital. We believe ROIC is an appropriate measure because it is driven by both generation of earnings and the responsible management of our assets, and we also believe it is closely correlated with creating stockholder value. The ROIC reconciliation contained in the press release also presents ROIC using the most directly comparable measure, net income, which is calculated in accordance with GAAP.

The press release also contains disclosure of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal year 2014 and estimated EBITDA for fiscal year 2015. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding the operating performance of our business.

The press release also contains disclosure of net income adjusted to exclude a valuation allowance we recorded in the third quarter and fourth quarter of fiscal 2014 as a result of phasing out operations from our Canadian stores over the next four years as leases expire. We believe adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates comparison with prior periods by removing the non-cash financial impact of the valuation allowance.

ROIC, EBITDA and adjusted net income are not measures of financial performance under GAAP, and ROIC and EBITDA may not be defined and calculated by other companies in the same manner. Management has reconciled each non-GAAP financial measure to the most directly comparable GAAP financial measures in the tables included in the press release filed as Exhibit 99.1 to this report. These non-GAAP measures should be considered as supplements to, and not as substitutes for, or superior to, financial measures calculated in accordance with GAAP.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated February 26, 2015 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: February 26, 2015	By:	/s/ Matthew L. Hyde
Matthew L. Hyde
President and
Chief Executive Officer